Exhibit 10-n-2

Schedule of Executives of the Company who are a party to the Change of Control Agreement:

Three-Year Agreement

1.	Clayton M. Jones

2.	Barry M. Abzug

3.	Patrick E. Allen

4.	John-Paul E. Besong

5.	Gary R. Chadick

6.	Gregory S. Churchill

7.	Bruce M. King

8.	Ronald W. Kirchenbauer

9.	Nan Mattai

10.	Robert K. Ortberg

11.	Kent L. Statler

12.	Robert A. Sturgell

Two-Year Agreement

1.	David H. Brehm

2.	Philip J. Jasper

3.	Marsha A. Schulte

4.	Douglas E. Stenske